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                                                                   EXHIBIT 10.21

                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT, dated as of April 1,1998 the ("Effective Date") entered into by and between Memory Pharmaceuticals Corp., a Delaware corporation (the "Company"), and Eric R. Kandel, M.D., an Investigator of the Howard Hughes Medical Institute (the "Institute") at the Institute's Laboratory at Columbia University (the "University"), residing at 9 Sigma Place, Riverdale, New York, 10471 ("Consultant").

         WHEREAS, the Company is engaged in the research, development and production of pharmaceutical products that improve memory or enhance cognition for itself and for others with whom it now has or in the future will have contractual relationships (the Company's "Field of Interest"); and

         WHEREAS, the Consultant has substantial experience in the Field of Interest; and

         WHEREAS, the Company wishes to avail itself of the services of Consultant to aid the business activities conducted by or on behalf of the Company, and Consultant is willing to perform such services on the terms and conditions set forth below.

         NOW, THEREFORE, the Company and Consultant, in consideration of the mutual promises contained herein, hereby agree as follows:

         1.       Services

         1.1 The Company hereby retains as a consultant, and Consultant hereby agrees to serve as a consultant to the Company, all on the terms and conditions herein set forth.

         1.2 Consultant's services hereunder shall include (a) service as Chairman of the Scientific Advisory Board of the Company, in which capacity the Consultant shall consult on business or scientific matters with the Company's Board of Directors, officers, employees and

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agents, at their request, as mutually agreed upon by the Company and the
Consultant, and (b) subject to the terms of this Agreement, including but not limited to Section 1.3 below, such other services or special projects as shall be mutually agreed upon by the Company and Consultant.

         1.3 The Company and Consultant agree that Consultant will be engaged by the Company as a consultant for the exchange of ideas only and shall not direct or conduct research for or on behalf of the Company.

         1.4 The Company and Consultant agree that Consultant will be an independent contractor for all purposes including, but not limited to, payroll and tax purposes, and that Consultant shall not in any way represent himself to be an employee of the Company.

         1.5 Upon request by the Company, and at times mutually agreed upon by the Company and Consultant, Consultant shall devote up to thirty (30) days annually to providing consulting services to the Company pursuant to this Agreement.

         1.6 Subject to the provisions of Sections 6 and 7, Consultant agrees and acknowledges that, although the Company has retained his consulting services on a part-time basis, during the term of his consultancy he will not enter into any other agreement, arrangement, understanding or other relationship pursuant to which he is obligated to render advice and services to any commercial entity engaged in the Company's Field of Interest and that he will limit the rendering of advice and services in the Company's Field of Interest to the Company.

         1.7 Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that Consultant is an employee of the Institute and a faculty member of the University and is subject to their respective policies, including policies concerning consulting, conflicts of interest, and intellectual property.

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         2.       Term

         2.1 The period of Consultant's services under this Agreement will be for an initial term beginning as of the Effective Date and ending on the fourth anniversary of the Effective Date. Such period will automatically be extended at the end of its term for an additional period of one (1) year, and thereafter for successive additional periods of one (1) year, unless, at least sixty (60) days prior to the end of such initial term or any such successive term, either the Company or the Consultant elects to terminate this Agreement effective as of the end of such term, in each case by written notice of termination given by either party to the other at least sixty (60) days prior to the commencement of such additional period. Notwithstanding the foregoing, either party may terminate this Agreement by giving not less than six (6) months' prior written notice to the other party. In addition, in the event that Consultant is required to terminate this Agreement by the terms of his principal employment or by law or by regulation of a competent governmental agency or authority, Consultant may terminate this Agreement effective upon written notice to the Company.

         2.2 Termination of this Agreement under Section 2.1 shall not affect (a) the Company's obligation to pay for services previously performed by Consultant or expenses reasonably incurred by Consultant for which Consultant is entitled to reimbursement under Sections 3 and 4 herein, (b) the Company's obligations to recognize the priority of the intellectual property rights of the Institute or the University under Section 9, (c) the Company's obligations to defend and indemnify the Consultant and the Institute under Section 16 below, or
(d) the Consultant's continuing obligations to the Company under Sections 6, 8.1 and 9, below.

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         3.       Compensation

         (a) As compensation for Consultant's services pursuant to this Agreement, the Company has, as of the date hereof, permitted Consultant and members of Consultant's immediate family to subscribe for the purchase of an aggregate of five percent (5%) of the Company's outstanding Common Stock, $.001 par value (the "Common Stock"), at the initial subscription price of $.001 per share, pursuant to the terms of various Subscription and Right of First Refusal Agreements dated March 19, 1997 (the "Subscription Agreements"). As of the date hereof, (i) there are no other shares of stock, stock options, rights or other equity or equity-based securities, including shares of capital stock or debt convertible into or exchangeable for shares of Common Stock (collectively, "Securities"), issued or issuable by the Company to the Consultant (either directly or indirectly) and (ii) such shares of Common Stock issued pursuant to Subscription Agreements constitute (A) 5% of the Company's presently issued and outstanding Common Stock and (B) 5% of the Company's Common Stock on a fully diluted basis.

         (b) As potential additional compensation for Consultant's services pursuant to this Agreement, in the event that, at any time during the term of this Agreement and until immediately prior to the closing of the Company's initial public offering of Common Stock pursuant to a registration statement filed with the United States Securities Exchange Commission (the "IPO"), the Company issues additional shares of Common Stock or Common Stock Equivalents (as defined below) in connection with a material equity financing (excluding shares issued in the IPO) or a material strategic collaboration (a "Dilutive Issuance"), the Company shall grant to Consultant an option to purchase an aggregate number of additional shares of Common Stock such that, after giving effect to such Dilutive Issuance by the Company and such grant to the Consultant, the Consultant and members of Consultant's immediate family shall

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continue to beneficially own, in the aggregate, the same percentage of the
Company's issued and outstanding Common Stock that they owned immediately prior to such Dilutive Issuance (in each case determined pursuant to Section 3(e)). Any such grant of an option to the Company shall be made pursuant to a stock option agreement in form and substance satisfactory to the Company and Consultant (a "Stock Option Agreement"), a copy of which shall also be furnished by the Company to the Institute prior to its execution. For purposes of this Agreement, "Common Stock Equivalents" shall mean any shares of capital stock of the Company (other than the Common Stock) which, at the option of the holder thereof, are immediately convertible into or exchangeable for shares of Common Stock. Notwithstanding anything in this Agreement to the contrary, the Consultant and the Company agree that the Company shall in no event grant the Consultant options to purchase additional shares of Common Stock if, after giving effect to such grant, the Consultant and members of Consultant's immediate family would beneficially own, in the aggregate, more than five percent (5%) of the Company's issued and outstanding Common Stock (as determined pursuant to Section 3(e)). In addition, subject to the preceding sentence, contemporaneously with and subject to the closing of the Company's IPO, the Company shall grant to Consultant, pursuant to a Stock Option Agreement (a copy of which shall also be furnished to the Institute), an option to purchase an aggregate number of additional shares of Common Stock equal to the product of
(A) the number of options to purchase Common Stock outstanding immediately prior to the closing of the Company's IPO (excluding options to purchase Common Stock issued to the Consultant or to members of the Consultant's immediate family), multiplied by (B) the percentage of the Company's issued and outstanding Common Stock owned by the Consultant and members of Consultant's immediate family immediately prior to the closing of the Company's IPO (determined pursuant to Section 3(e)).

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         (c)      For purposes of this Section 3, Securities issued or issuable to the Consultant either directly or indirectly shall include, without limitation, (i) any Securities issued or issuable by the Company to members of the Consultant's immediate family and (ii) any Securities issued or issuable by the Company to the Consultant, or Securities allocated or allocable to the Consultant under the University's inventorship policies, as royalties under a license by the Company of technology of which the Consultant is an inventor ("University Shares"), unless the Consultant has instructed the University not to deliver or transfer University Shares to the Consultant personally but instead to hold such shares until the University decides to liquidate them and then to contribute the cash proceeds to the Consultant's laboratory.

         (d) The Company acknowledges that it has been advised that the Institute's policies prohibit the Consultant from holding, directly or indirectly, more than five percent (5%) of any class of the Company's equity securities, and that the Institute may have restricted the Consultant's ability to exercise any stock option(s) granted to the Consultant by the Company, except following an event of dilution. The Company agrees to disclose any such restrictions in all materials describing the Consultant's holding in the Company. In addition, the Company agrees that, if the Consultant has not already done so, it will notify the Institute within sixty (60) days after each issuance of Securities to the Consultant and each exercise by the Consultant of any stock option(s), using a form of notice that provides the following information:

         - description of each event that diluted the Consultant's holdings (the "Dilutive Event"), including the total number and class of additional shares of stock issued by the Company;

         -        summary of the Company's capitalization prior to the Dilutive
                  Event;

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         -        summary of the Company's capitalization after the Dilative
                  Event;

         - summary of the Consultant's equity holdings in the Company prior to the Dilutive Event;

         - date of exercise and description of equity issued to Consultant as a result of such exercise; and

         - summary of Consultant's equity holdings in the Company after the exercise, including the percentage of the Company's outstanding equity held by the Consultant.

         (e) In determining the Consultant's percentage holdings of any class of the Company's equity securities, the Company shall include in the numerator all shares of such class the Consultant holds, directly or indirectly, and all shares of stock of such class issuable to the Consultant, directly or indirectly, upon the exercise of stock options, rights or other equity or equity-based securities (other than shares issuable only upon the occurrence of an event of dilution), but shall include in the denominator only shares of such class actually issued and outstanding (except, in the case of shares of Common Stock, the denominator shall also include all shares of Common Stock Equivalents actually issued and outstanding), plus all shares of such class issuable to the Consultant, directly or indirectly, upon the exercise of stock options, rights or other equity or equity-based securities (other than shares issuable only upon the occurrence of an event of dilution). Indirect holdings for purposes of this
Section 3(e) shall be determined as set forth in Section 3(c).

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         (f)      The Company shall also pay the Consultant $30,000 per annum during the term of this Agreement for the Consultant's service as Chairman of the Scientific Advisory Board of the Company.

         4.       Expenses

         Consultant shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in the performance of his duties hereunder following submission of written statements and bills.

         5.       Absence of Restrictions

         Subject to Section 7 of this Agreement, Consultant represents and warrants to the Company that he is under no contractual or other restriction or obligation which is inconsistent with his execution of this Agreement or the performance of his duties hereunder. During the term of this Agreement, Consultant will not enter into any agreement either written or oral in conflict with this Agreement and will arrange to provide his services under this Agreement in such a manner and at such times that his services will not conflict with his responsibilities under any other agreement, arrangement or understanding or pursuant to any employment or consulting relationship Consultant has at any time with any third party.

         6.       Competition with the Company

         Subject to Section 7 of this Agreement, at any time during the term of this Agreement and for a period of two (2) years thereafter, the Consultant shall not "compete" directly or indirectly with the Company. As used herein, "compete" means to be involved for the account of one's self or another, as owner, principal, stockholder, director, employee, officer, consultant, partner, joint venturer, or in any other manner with any commercial business or entity located in or doing

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business located anywhere in the world in the Company's Field of Interest, or which solicits any person employed by, or proposed for employment by, the Company on the date of termination of Consultant's consultancy, or that employs or solicits any person to terminate his or her employment by the Company. The Consultant acknowledges that the Company is developing products and services to be distributed throughout the world and that such non-competition provisions are necessary to protect the Company's goodwill and business.

         7. Other Obligations. The Company acknowledges and agrees that nothing in this Agreement shall affect the Consultant's obligations to, or research on behalf of, the Institute and the University, including, without limitation, obligations or research of the Consultant in connection with a transfer by the Institute or the University of materials or intellectual property developed in whole or in part by Consultant, or in connection with research collaborations.

         8.       Protected Information

         8.1 Consultant shall at all times, both during and after any termination of this Agreement, maintain in confidence and shall not, without the prior written consent of the Company, use, except in the course of performance of Consultant's services for the Company, disclose or give to others any fact or information which was disclosed to or developed by Consultant during the course of performing services for the Company and identified as proprietary by the Company (hereinafter, "Proprietary Information"). Except as provided in Section 8.2, Proprietary Information includes but is not limited to information and facts concerning business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or other, training methods and materials, financial information, sales prospects, client lists, Company Intellectual Property (as defined in Section 9 below) or any other scientific, technical, trade or business secret or confidential or proprietary information of the

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Company or of any third party provided to Consultant in the course of consultancy to the Company. Consultant also agrees not to file patents based on the Company's Proprietary Information, nor seek to make improvements thereon, without the Company's approval. Consultant agrees not to make any copies of such Proprietary Information of the Company (except when appropriate for the furtherance of the business of the Company or duly and specifically authorized to do so) and promptly upon request, whether during or after the period of the consulting arrangement, to return to the Company any and all documentary, machine-readable or other elements or evidence of such Proprietary Information, and any copies that may be in Consultant's possession or under Consultant's control.

         8.2 Proprietary Information subject to Section 8.1 does not include information that: (i) is or later becomes available to the public through no breach of this Agreement by the Consultant; (ii) is obtained by the Consultant from a third party who had the legal right to disclose the information to the Consultant; (iii) is already in the possession of the Consultant on the date this Agreement becomes effective; or (iv) is required to be disclosed by law, government regulation, or court order. In addition, Proprietary Information subject to Section 8.1 does not include information generated by the Consultant unless the information (i) is generated as a direct result of the performance of consulting services under this Agreement and (ii) is not generated in the course of the Consultant's activities as an Institute employee or University faculty member.

         8.3 Consultant may disclose to the Company any information that is generally available to the public or that Consultant would normally freely disclose to other members of the scientific community at large, whether by publication, by presentation or seminars, or in informal scientific discussions and, subject to the following sentence and to Section 9(c), the Consultant

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agrees to notify the Company of any new developments in the Company's Field of
Interest made by the Consultant. However, the Consultant shall not disclose to the Company information that is proprietary to the Institute and is not generally available to the public other than through formal technology transfer procedures.

         9. Ownership of Ideas, Copyrights and Patents. (a) Subject to the terms of Section 9(c), below, the Consultant hereby assigns to the Company any right, title, and interest he may have in any idea, discovery, creation, innovation, improvement, know-how, invention, design, development, apparatus, technique, method or other intellectual property which (i) the Consultant develops solely as a direct result of performing consulting services for the Company under this Agreement and (ii) is not generated in the course of Consultant's activities as an Institute employee or University faculty member and is not owned by the Institute or assignable to the University. Any intellectual property assignable to the Company pursuant to the preceding sentence is hereinafter referred to as "Company Intellectual Property". Upon the request of the Company, the Consultant shall execute such further assignments, documents, and other instruments as may be necessary to assign Company Intellectual Property to the Company and to assist the Company in applying for, obtaining and enforcing patents or other rights in the United States and in any foreign country with respect to any Company Intellectual Property. The Company will bear the cost of preparation of all patent or other applications and assignments, and the cost of obtaining and enforcing all patents and other rights to Company Intellectual Property.

         (b) Consultant agrees to maintain and furnish to the Company complete and current records of all inventions that are Company Intellectual Property and to disclose all Company Intellectual Property to the Company in writing.

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         (c)      Notwithstanding anything in this Agreement to the contrary, the Company shall have no rights by reason of this Agreement in any publication, invention, discovery, improvement, or other intellectual property whatsoever, whether or not publishable, patentable or copyrightable, which is developed as a result of a program of research financed, in whole or in part, by funds provided by or under the control of the Institute or the University. Notwithstanding anything in this Agreement to the contrary, the Company also acknowledges and agrees that it will enjoy no priority or advantage as a result of the consultancy created by this Agreement in gaining access to any proprietary information or intellectual property that arises from any research undertaken by Consultant in his capacity as an employee of the Institute or a faculty member of the University.

         10.      Notices

         For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or by express courier with a receipt obtained therefor or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to Consultant, to:    Eric R. Kandel, M. D.
                             9 Sigma Place
                             Riverdale, New York 10471

    If to the Company, to:   Memory Pharmaceuticals Corp., c/o Oxford Ventures
                             45 Milk Street
                             Boston, MA 02109
                             Attn: Dr. Axel Unterbeck

    with a copy to:          Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                             Boston, MA 02111
                             Attn: Lewis J. Geffen

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or to such other address as either party may furnish to the other in writing in accordance with this section, except that notices of changes of address shall be effective upon receipt.

         11.      No Waiver

         Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

         12.      Headings

         The paragraph headings have been inserted for purposes of convenience only and shall not be used for interpretive purposes.

         13.      Assignment

         This Agreement, and the rights and obligations hereunder, may not be assigned or transferred by either party without the prior written consent of the other party, except the Company may assign this Agreement in connection with the merger, consolidation, or sale of all or substantially all of the assets of the Company. Subject to the foregoing, this Agreement shall be binding upon Consultant and his heirs, executors, administrators, successors, representatives and assigns and shall inure to the benefit of the Company and any successor or assign of the Company.

         14.      Entire Agreement

         This Agreement, together with the Subscription Agreements and any Stock Option Agreements, constitutes the entire agreement of the parties with regard to the subject matter

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hereof, and supersedes all previous written or oral representations, agreements, and understandings between the Company and Consultant, whether expressed or implied. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement. Any amendment or modification of this Agreement or waiver of any right, in whole or in part, will be effective only if it is in writing and signed by the parties hereto. The Company and Consultant acknowledge that any amendment of this Agreement (including, without limitation, any extension of this Agreement or any change from the terms of Section 3 and 4 in the consideration to be provided to Consultant with respect to services to be provided hereunder) or any departure from the terms or conditions hereof with respect to Consultant's consulting services for the Company is subject to the Institute's prior written approval.

         15.      Applicable Law and Severability

         This Agreement shall be governed by the law of The Commonwealth of Massachusetts. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the validity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law. Notwithstanding the foregoing, if any provision of this Agreement affecting the rights or property of the Institute is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, this Agreement shall terminate as of the date such adjudication is effective.

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         16.      Defense and Indemnification.

         The Company agrees, at its sole expense, to defend the Consultant and the Institute against, and to indemnify and hold the Consultant and Institute harmless from, any claims or suits by a third party against the Consultant or the Institute or any liabilities or judgments based thereon, either arising from this Agreement, the Consultant's performance of services for the Company under this Agreement, or any Company products which result from the Consultant's performance of services under this Agreement.

         17.      Advertising.

         The Company will not use the Consultant's or the Institute's name in any commercial advertisement or similar material that is used to promote or sell products, unless the Company obtains in advance the written consent of the named party to such use, and in the case of the use of the Consultant's name, the Institute's consent as well; provided that the foregoing shall not cover accurate, factual disclosure included in any financial disclosure or similar document relating to the Company pursuant to the requirements of applicable securities laws, rules and regulations.

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         Consultant and the Company have executed and delivered this Agreement as a document under seal as of the Effective Date.

                                                    MEMORY PHARMACEUTICALS CORP.

                                                    By: /s/ A. UNTERBECK
                                                       -------------------------
                                                    Name:  A. UNTERBECK
                                                    Title: President & CSO

                                                    CONSULTANT

                                                    /s/ ERIC R. KANDEL
                                                    ----------------------------
                                                    ERIC R. KANDEL, M.D.

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